UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2012

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Terex Corporation (the “Company”) Annual Meeting of Stockholders (“Annual Meeting”) was held on May 10, 2012.

(b)    At the Annual Meeting, the Company's stockholders (i) elected Ronald M. DeFeo, G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, Thomas J. Hansen, David A. Sachs, Oren G. Shaffer, David C. Wang and Scott W. Wine to the Company's Board of Directors until the Company's next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 and (iii) approved in an advisory vote, the compensation of the Company's named executive officers.

The voting results for each matter submitted to a vote of stockholders at the Company's Annual Meeting were as follows:

	For	Withheld	Abstain	Broker Non-Votes
Proposal 1: Election of Directors:
Ronald M. DeFeo	76,627,303	2,309,748	—	17,923,646
G. Chris Andersen	77,327,632	1,609,419	—	17,923,646
Paula H. J. Cholmondeley	72,097,226	6,839,825	—	17,923,646
Donald DeFosset	71,075,998	7,861,053	—	17,923,646
Thomas J. Hansen	77,647,913	1,289,138	—	17,923,646
David A. Sachs	71,119,022	7,818,029	—	17,923,646
Oren G. Shaffer	71,339,392	7,597,659	—	17,923,646
David C. Wang	71,420,543	7,516,508	—	17,923,646
Scott W. Wine	77,391,664	1,545,387	—	17,923,646

	For	Against	Abstain	Broker Non-Votes
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2012	95,907,845	570,895	381,957	—

	For	Against	Abstain	Broker Non-Votes
Proposal 3: Advisory vote on the compensation of the Company's named executive officers	62,817,775	15,396,518	722,758	17,923,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012

TEREX CORPORATION

By: /s/Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel